Exhibit 3.9

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEXEO SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

April 1, 2011

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED LIABILITY COMPANY INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CERTAIN OF THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT MAY BE SUBJECT TO ONE OR MORE AWARD AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER OR ITS AFFILIATES AND ONE OR MORE OF THE MEMBERS.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEXEO SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1 Definitions	1
1.2 Construction	1
ARTICLE 2 ORGANIZATION

2.1 Formation	2
2.2 Name	2
2.3 Registered Office; Registered Agent; Principal Office; Other Offices	2
2.4 Purposes	2
2.5 Foreign Qualification	2
2.6 Term	3
2.7 No State Law Partnership	3
2.8 Title to Company Assets	3
ARTICLE 3 MEMBERS; UNITS

3.1 Members	3
3.2 Units	3
3.3 No Other Persons Deemed Members	4
3.4 No Resignation or Expulsion	4
3.5 Members’ Schedules	5
3.6 Admission of Additional Members and Substituted Members and Creation of Additional Units	5
3.7 No Liability of Members	6
3.8 Spouses of Members	7
ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Members	7

i

ARTICLE 5 CAPITAL CONTRIBUTIONS

5.1 Initial Contributions	9
5.2 Return of Contributions	9
5.3 Capital Account	9
5.4 Advances by Members	10

ARTICLE 6 DISTRIBUTIONS AND ALLOCATIONS

6.1 Distributions	10
6.2 Allocations of Profits and Losses and other Items	12
6.3 Income Tax Allocations	15
6.4 Other Allocation Rules	15
6.5 Return of Excess Tax Distributions on Forfeited Units	16

ARTICLE 7 DISPOSITIONS OF MEMBERSHIP INTERESTS; QUALIFIED IPO

7.1 General Restrictions on Dispositions of Membership Interests	16
7.2 Restrictions on Dispositions of Units	16
7.3 Permitted Dispositions	17
7.4 Rights of First Refusal	18
7.5 Drag-Along Rights	20
7.6 Tag-Along Rights	22
7.7 Qualified IPO	26
7.8 Specific Performance	27
7.9 Termination Following Qualified IPO	27

ARTICLE 8 MANAGEMENT

8.1 Management of the Company	28
8.2 Limitations on Board’s Authority	28
8.3 Number, Tenure and Qualifications	29
8.4 Resignation	29
8.5 Removal	29
8.6 Vacancies	29
8.7 Chairman	29
8.8 Committees	30
8.9 Meetings of Board	31
8.10 Compensation	32
8.11 Reliance on Books, Reports and Records	32
8.12 Officers	32
8.13 Acknowledgement Regarding Outside Businesses and Opportunities	34
8.14 Amendment, Modification or Repeal	35

ARTICLE 9 DUTIES; LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1 Duties of Sponsor; Limitation of Member Liability; Sponsor Indemnification	35
9.2 Duties of Directors and Officers; Limitation of Liability; Indemnification	37
9.3 Advance of Expenses	38
9.4 Procedure for Indemnification	38
9.5 Multiple Rights to Indemnification	39
9.6 Company Obligations; Indemnification Rights	39

ARTICLE 10 Accounts; Books and Records

10.1 Accounts	40
10.2 Fiscal Year	40
10.3 Financial and Tax Reporting	40
10.4 Maintenance of Books	40
10.5 Reliance on Records and Books of Account	40
10.6 Tax Returns	40
10.7 Tax Partnership	41
10.8 Tax Elections	41
10.9 Tax Matters Member	41
10.10 Section 83(b) Election	41
10.11 Section 83 Safe Harbor Election	41
10.12 VCOC Amendments	41

ARTICLE 11 DISSOLUTION, WINDING-UP AND TERMINATION

11.1 Dissolution	42
11.2 Winding-Up and Termination	42
11.3 Deficit Capital Accounts	43
11.4 Certificate of Cancellation	43

ARTICLE 12 GENERAL PROVISIONS

12.1 Offset	44
12.2 Notices	44
12.3 Entire Agreement; Supersedure	44
12.4 Effect of Waiver or Consent	45
12.5 Amendment or Restatement; Power of Attorney	45
12.6 Binding Effect	46
12.7 Governing Law; Severability; Limitation of Liability	46
12.8 Confidential Information	47
12.9 Further Assurances	48
12.10 Counterparts	48
12.11 Termination of Employment Arrangements	48

EXHIBITS:

A Defined Terms
B Addendum Agreement
C Spousal Agreement

SCHEDULES:

I Series A Unitholders
II Series B Unitholders
III Initial Capital Accounts

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEXEO SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is executed and agreed to as of April 1, 2011 (the “Effective Date”) by the Company and the parties executing this Agreement in their capacity as Members of the Company.

RECITALS

WHEREAS, TPG Partners VI, L.P., as the then sole member of the Company, entered into that certain Limited Liability Company Agreement (the “Original Agreement”) of the Company dated as of November 4, 2010;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated January 5, 2011, TPG Partners VI, L.P. assigned all of its right, title and interest in and to all of the issued and outstanding membership interests in the Company to the Sponsor; and

WHEREAS, the Company and the Members desire to amend and restate the Original Agreement in its entirety to reflect the agreement of the Company and the Members as set forth herein;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the Effective Date the Original Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Construction. In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the word “or” is inclusive, (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

subdivision unless expressly so limited; (f) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (g) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (h) all references to money refer to the lawful currency of the United States; (i) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively; (j) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; and (k) references to “Revenue Procedures,” or “Revenue Rulings” refer to United States Revenue Procedures or United States Revenue Rulings, respectively. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2

ORGANIZATION

2.1 Formation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate.

2.2 Name. The name of the Company is “Nexeo Solutions Holdings, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.

2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board may designate. The Company may have such other offices as the Board may designate.

2.4 Purposes. The purposes of the Company are to, directly or indirectly through Subsidiaries, carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

2.5 Foreign Qualification. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in foreign jurisdictions if such jurisdictions require qualification. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business, provided that, no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

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LIMITED LIABILITY COMPANY AGREEMENT

2.6 Term. The Company commenced upon the effectiveness of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 11.

2.7 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

2.8 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer shall have any ownership interest in such Company assets. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Subsidiaries or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE 3

MEMBERS; UNITS

3.1 Members. The Persons listed on Schedules I and II are the sole Members of the Company as of the Effective Date. Each such Member is admitted to the Company as a Member upon such Person’s execution and delivery to the Company of this Agreement.

3.2 Units.

(a) Unit Designations. The Membership Interests in the Company shall initially be divided into two series of Units referred to as “Series A Units” and “Series B Units.”

(b) Issuance of Initial Series A Units. On the Effective Date, each of the Members set forth on Schedule I will each have previously contributed to the Company cash or other assets with an agreed value equal to the amount set forth under column (1) opposite each such Member’s name on Schedule I, and, in exchange for such contribution, the Company will issue to each such Member the number of Series A Units set forth under column (2) opposite each such Member’s name on Schedule I. Any such Series A Units issued to Members of the Company other than the Sponsor shall be issued to such Members pursuant to the terms and conditions of a Series A Unit Subscription Agreement between the Company and each such Member receiving Series A Units (a “Series A Unit Subscription Agreement”), and any Series A Units which are Restricted Series A Units shall be issued subject to the terms and conditions of a Restricted Series A Unit Agreement between the Company and each such Member receiving Restricted Series A Units (a “Restricted Series A Unit Agreement”).

(c) Issuance of Initial Series B Units. On the Effective Date, the Company will issue to each Member listed on Schedule II the number of Series B-1 Units set forth opposite such Member’s name on Schedule II, in each case subject to the terms and conditions of a Series B Unit Agreement between the Company and each such Member receiving Series B Units (a “Series B Unit Agreement”).

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(d) Vesting of Units. Restricted Series A Units and Series B Units may be vested (the “Vested Units”) or unvested (the “Unvested Units”). Unvested Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Award Agreement under which such Units were granted.

(e) Series B Unit Tax Characterization. The Series B Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable Law). Accordingly, the capital account associated with each Series B Unit (including each Series B-1 Unit) at the time of its issuance shall be equal to zero dollars ($0.00). The Company and the holders of Series B Units shall file all federal income tax returns consistent with such characterization.

(f) Series B Unit Threshold Values. The Series B Units to be issued on the Effective Date are hereby designated as “Series B-1 Units.” The Company may from time to time designate and issue additional Series B-1 Units or additional series of Series B Units (up to the number of authorized Series B Units), each of which additional series shall be designated by a sequential number (e.g., Series B-2, Series B-3, etc.). The Board shall designate a “Threshold Value” applicable to each Unit in such additional series of Series B Units to the extent necessary to cause such Series B Unit to constitute a “profits interest” as provided in Section 3.2(e), but not less than zero. The Series B-1 Units have a Threshold Value of $1.00. The Threshold Value for each additional Unit in an additional series of Series B Units shall equal the amount that would, in the reasonable determination of the Board, be distributed with respect to a Series A Unit if, immediately prior to the issuance of such additional series the assets of the Company were sold for their fair market values and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1.

(g) Fractional Units. Any fractional Units that would otherwise be issued pursuant to this Agreement shall be rounded to the nearest whole Unit (with any one-half Unit being rounded up).

3.3 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Membership Interests or a transferee of Membership Interests, whether voluntary, by operation of Law or otherwise) shall be, or shall be considered, a Member. The Company may elect to deal only with Persons admitted to the Company as Members as provided in this Agreement (including their duly authorized representatives). Any distribution by the Company to the Person shown on the Company’s records as a Member, or to its legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.

3.4 No Resignation or Expulsion. A Member may not take any action to Resign voluntarily, and a Member may not be expelled or otherwise removed involuntarily as a

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Member, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Membership Interests in accordance with Article 7 and each of the transferees of such Membership Interests being admitted as a Substituted Member. A Member will cease to be a Member only in the manner described in Section 3.6 and Article 11.

3.5 Members’ Schedules. The Company shall maintain one or more schedules of all of the Members from time to time, including their respective mailing addresses and the Units held by them (such schedules, as the same may be amended, modified or supplemented from time to time, collectively the “Members’ Schedules”). A copy of the Members’ Schedule with respect to the Members holding Series A Units as of the Effective Date is attached as Schedule I, and a copy of the Members’ Schedule with respect to the Members holding Series B Units as of the Effective Date is attached as Schedule II. Unless otherwise permitted by the Board, the Members’ Schedules shall be maintained as confidential and the Company shall not disclose the contents of the Members’ Schedules to any third party or any Member other than the Sponsor.

3.6 Admission of Additional Members and Substituted Members and Creation of Additional Units.

(a) Authority. Subject to the limitations set forth in this Article 3 and in Article 7, and subject to Section 12.5, the Company may admit Additional Members and Substituted Members and may also (i) issue additional Series A Units or Series B Units or (ii) create and issue such additional classes or series of Units or other Membership Interests (or securities convertible into or exercisable or exchangeable for Membership Interest), having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including: (A) the right of any such class or series of Membership Interests to share in the Company’s distributions; (B) the allocation to any such class or series of Membership Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (C) the rights of any such class or series of Membership Interests upon dissolution or liquidation of the Company; and (D) the right of any such class or series of Membership Interests to vote on matters relating to the Company and this Agreement. Upon the issuance pursuant to and in accordance with this Article 3 of any class or series of Membership Interests, the Board may amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any Additional Member to the Company or the authorization and issuance of such class or series Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest), and the related rights and preferences thereof. Notwithstanding anything to the contrary in this Agreement, each additional Series A Unit issued by the Company pursuant to this Section 3.6 shall only be issued against consideration in the form of cash or other assets with a value reasonably equivalent to such Series A Unit, as determined by the Board in good faith.

(b) Conditions. An Additional Member or Substituted Member shall be admitted to the Company with all the rights and obligations of a Member if (a) all applicable conditions of Article 7 are satisfied and (b) such Additional Member or

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Substituted Member, if not already a party to this Agreement (and such Additional Member’s or such Substituted Member’s spouse, if applicable), shall have executed and delivered to the Company an Addendum Agreement in the form attached as Exhibit B (an “Addendum Agreement”) and such other documents or instruments as may be required in the Board’s reasonable judgment to effect the admission. No Disposition or issuance of Membership Interests otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Membership Interests acquired by such transferee in any Disposition and no purchaser of newly issued Membership Interests from the Company shall be deemed to be a Member if the foregoing conditions are not satisfied.

(c) Rights and Obligations of Additional Members and Substituted Members. A transferee of Membership Interests who has been admitted as an Additional Member or as a Substituted Member or a purchaser of newly issued Membership Interests from the Company who has been admitted as an Additional Member in accordance with this Section 3.6 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Membership Interests.

(d) Date of Admission as Additional or Substituted Member. Admission of an Additional Member or Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company. Upon the admission of an Additional Member or Substituted Member, (i) the Company shall, without the consent of any other Person, revise the Members’ Schedules to reflect the name and address of, and number and class of Membership Interests held by, such Additional Member or Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member and (ii) to the extent of the Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement. Any Member who Disposed of all of such Member’s Membership Interests in one or more Dispositions permitted pursuant to this Section 3.6 and Article 7 (where each transferee was admitted as an Additional Member or a Substituted Member) shall cease to be a Member as of the date on which all transferees are admitted as Additional Members or Substituted Members, provided that, notwithstanding anything to the contrary herein, such Member shall not be relieved of any liabilities that arise under or are incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Membership Interests or ceases to be a Member hereunder.

3.7 No Liability of Members. Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein or required

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

by any non-waivable provision of the Act. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of §18-502(b) of the Act. However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

3.8 Spouses of Members. Spouses of any Members that are natural Persons do not become Members as a result of such marital relationship. Each spouse of a Member that is a natural person shall be required to execute a Spousal Agreement in the form of Exhibit C to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement and each other Transaction Document that has been or will be executed by such Member or is otherwise binding on such Member, including the Unit Subscription Agreement and any applicable Award Agreement as to his or her interest, whether as community property or otherwise, if any, in the Membership Interests owned by such Member.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Members. Each Member severally, but not jointly, represents and warrants as of the Effective Date to the Company that:

(a) Authority. Such Member has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party have been, or will be, duly authorized by all necessary action.

(b) Binding Obligations. This Agreement and each other Transaction Document to which such Member is, or will be, a party has been, or will be, duly and validly executed and delivered by such Member and constitutes, or shall constitute, the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.

(c) No Conflict. The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under: (A) any term or condition of such Member’s certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, or similar organizational documents, as applicable; or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the cause of this clause (B), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

transactions contemplated by the Transaction Documents to which such Member is, or will be, a party or to materially impair such Member’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.

(d) Investment Entirely For Own Account. The Membership Interests acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests.

(e) Unregistered Securities. Such Member understands that the Membership Interests, at the time of issuance, will not be registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Such Member also understands that such Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations contained in this Agreement.

(f) Information; Investment Experience. Such Member acknowledges that such Member is familiar with the business and financial condition, properties, operations and prospects of the Company, including the Sponsor’s ownership of a substantial amount of the issued and outstanding Membership Interests of the Company and the Sponsor’s rights set forth in this Agreement, and such Member has made all investigations which it deems necessary or desirable for deciding whether to invest in the Membership Interests. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Membership Interests and of making an informed investment decision with respect to the purchase thereof and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing such investor’s entire investment, (ii) the acquisition of the Membership Interests hereunder is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Member’s entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Membership Interests, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g) Accredited Investor or Employee. Such Member is (i) an Accredited Investor or (ii), if such Member only holds Series B Units, a natural person and an employee of the Company or one of the Company’s wholly owned Subsidiaries.

(h) Restricted Securities. Such Member understands that the Membership Interests to be acquired by such Member may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Membership Interests or an available exemption from registration under the Securities Act, the

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Membership Interests must be held indefinitely. Such Member understands that the Company has no present intention of registering the Membership Interests to be acquired by such Member. Such Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Member to transfer all or any portion of the Membership Interests to be acquired by it under the circumstances, in the amounts or at the times such Member might propose. In particular, such Member is aware that the Membership Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no plans to make such information available.

(i) Taxes. Such Member has reviewed with its own Tax advisors the federal, state and local and the other Tax consequences of an investment in Membership Interests and the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member acknowledges and agrees that the Company is making no representation or warranty as to the federal, state, local or foreign Tax consequences to such Member as a result of such Member’s acquisition of Membership Interests or the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member understands that it shall be responsible for its own Tax liability that may arise as result of such Member’s acquisition of Membership Interests.

ARTICLE 5

CAPITAL CONTRIBUTIONS

5.1 Initial Contributions. On or prior to the Effective Date, the Members are making or have made the Capital Contributions described on Schedule I. No Member shall have any obligation to make any additional Capital Contributions to the Company.

5.2 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

5.3 Capital Account. A Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Accounts of the Members as of the close of business on the Effective Date and taking into account the transactions contemplated by the Contribution Agreement and Unit Subscription Agreement shall be as reflected in Schedule III hereto. Thereafter, each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member, and (b) shall be decreased by (i) the

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LIMITED LIABILITY COMPANY AGREEMENT

amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member. The Capital Accounts shall also be increased or decreased to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value. On the transfer of all or part of a Member’s Membership Interests, the Capital Account of the transferor that is attributable to the transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). A Member that has more than one class of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each series of Series B Units.

5.4 Advances by Members. If the Company does not have sufficient cash to pay its obligations, then the Sponsor, or one of its Affiliates on its behalf, may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances will constitute a loan from the Sponsor to the Company, will bear interest and be subject to such other terms and conditions as agreed between the Sponsor and the Company and will not be deemed to be a Capital Contribution.

ARTICLE 6

DISTRIBUTIONS AND ALLOCATIONS

6.1 Distributions.

(a) Each distribution made by the Company, regardless of the source or character of the assets to be distributed, including as a result of any financial restructuring transaction, shall be made in accordance with this Article 6 and applicable Law.

(b) Prior to making distributions pursuant to Section 6.1(c), on each Tax Distribution Date, the Company shall, subject to the availability of funds, which shall be determined by the Board in its sole discretion, distribute to each Member in cash the excess, if any, of such Member’s Assumed Tax Liability, over all previous distributions made to such Member pursuant to this Section 6.1(b) and Section 6.1(c)(ii).

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated income tax payments are required to be made by calendar year individual taxpayers and each due date for the income tax return of an individual calendar year taxpayer (without regard to extensions).

“Assumed Tax” of each Member means, for the relevant period, an amount equal to the cumulative amount of federal, state and local income taxes (including any applicable estimated taxes) that the Board estimates would be due from such Member as of a Tax Distribution Date (or other relevant date), determined by (u) taking into account the character of income and loss allocated as it affects the applicable tax rate, (v) excluding gain or loss on the sale of all or substantially all

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LIMITED LIABILITY COMPANY AGREEMENT

assets of the Company, (w) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to the General Allocations, (x) after taking proper account of loss carryforwards and loss carrybacks available to individual taxpayers, (y) assuming that such Member is subject to tax at the highest applicable rate, and (z) after taking proper account of any adjustments available to such Member under Sections 734 and 743 of the Code.

Unless otherwise determined by the Board, the determination of the Assumed Tax Liability of (i) the holders of Series A Units shall be made assuming that each such holder is a resident of New York, New York and (ii) the holders of Series B Units shall be made assuming that each such holder is an individual citizen or resident of the location of the Company’s principal office.

(c) Distributions pursuant to Section 6.1(b) shall be treated as an advance and shall offset future distributions that such holder of Units would otherwise be entitled to receive pursuant to Section 6.1(c)(ii). If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount of such Member’s Assumed Tax Liability, distributions pursuant to this Section 6.1(b) shall be made to the Members to the extent of the available funds in proportion to each Member’s positive Assumed Tax Liability. Notwithstanding the foregoing and for the avoidance of doubt, the Members agree that the Company shall not be required to make distributions to a Member pursuant to this Section 6.1(b) to the extent that such Member realizes income in connection with the issuance of Series B Units to such Member, the forfeiture of Series B Units by such Member in accordance with the Transaction Documents or the repurchase of Series B Units from such Member in accordance with the Transaction Documents. The timing and amounts of any additional distributions shall be determined by the Board in its sole discretion. Any such distributions shall be made in the following order of priority regardless of the source or character of the assets to be distributed:

(i) First, to the holders of the outstanding Series A Units in proportion to the relative Series A Unit Preference Amounts attributable to each outstanding Series A Unit, until the Series A Unit Preference Amounts of all Series A Units are reduced to zero; and

(ii) thereafter, subject to the other provisions of this Section 6.1, to the holders of outstanding Units in accordance with their Percentage Interests; provided, however, that if one or more series of Series B Units are issued with a Threshold Value greater than $1.00 (a “Subsequently Issued Series”), each such Subsequently Issued Series shall not be treated as outstanding (and such Subsequently Issued Series will not be entitled to receive distributions pursuant to this Section 6.1(c)(ii)) until distributions have been made with respect to Series A Units (on a per-Unit basis) following the issuance of such Subsequently Issued Series in an amount equal to the Threshold Value of such Subsequently Issued Series.

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LIMITED LIABILITY COMPANY AGREEMENT

(d) Notwithstanding Section 6.1(c), all amounts otherwise distributable pursuant to this Agreement (other than pursuant to Section 6.1(b)) with respect to each Unvested Unit shall be retained by the Company (collectively, the “Withheld Amounts”). Prior to making any distribution pursuant to Section 6.1(c) or Section 11.2(c), the Company will distribute the Withheld Amounts with respect to each Unit that has become a Vested Unit to the holder of such Unit upon the vesting of such Unit.

(e) All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.

(f) The Company may distribute securities in kind. The fair market value of securities distributed in kind shall be reasonably determined by the Board.

(g) The Company is authorized to deduct or withhold from distributions, or with respect to allocations, to the holders of Units and to pay over to any federal, state, local or foreign taxing authority any amounts required to be so deducted or withheld pursuant to the Code or any provisions of applicable Law. For all purposes under this Agreement, any amount so deducted or withheld shall be treated as actually distributed to the holder with respect to which such amount was withheld. To the extent a Member is included in any composite or consolidated income tax filing and any Tax is paid on behalf of such Member by the Company, such payment shall be treated as having been distributed to such Member pursuant to this Section 6.1(b).

6.2 Allocations of Profits and Losses and other Items.

(a) Profit and Loss Allocations. Profit and Loss (or in the sole discretion of the Board, items of income, gain, loss and expense comprising Profits or Losses for such taxable year), shall be allocated among the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such taxable period to equal:

(i) the hypothetical distribution (if any) that such Member would receive if, on the last day of the taxable period, (x) all Company assets, including cash, were sold for cash equal to their Book Values, taking into account any adjustments thereto for such taxable period, (y) all Company liabilities were satisfied in full according to their terms (limited, with respect to each nonrecourse liability of the Company, to the Book Values of the assets securing such liability if such Book Value is less than such nonrecourse liability), and (z) the net proceeds of such sale (after satisfaction of such liabilities) were distributed in full pursuant to Section 6.1 (ignoring any obligations to withhold distributions due to vesting requirements and treating such a hypothetical liquidation as resulting in a Liquidation Event), minus

(ii) the sum of (x) the amount, if any, which such Member would be obligated to contribute to the capital of the Company immediately after such

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LIMITED LIABILITY COMPANY AGREEMENT

hypothetical sale, (y) such Member’s share of Minimum Gain (if any) as computed immediately prior to such hypothetical sale and (z) such Member’s share of Member Nonrecourse Debt Minimum Gain (if any), as computed immediately prior to such hypothetical sale.

(b) Special Allocations. Notwithstanding any other provisions of this Section 6.2, the following special allocations shall be made for each taxable period:

(i) Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain during any taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 6.2(b)(i), each Member’s Capital Account shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b) with respect to such taxable period. This Section 6.2(b)(i) is intended to comply with the partnership minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Notwithstanding the other provisions of this Section 6.2 (other than Section 6.2(b)(i)), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 6.2(b)(ii), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b), other than Section 6.2(b)(i), with respect to such taxable period. This Section 6.2(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in such Member’s Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(b)(iii) shall be made only if and to the extent that the Member would have such a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.2(b) have been tentatively made as if this Section 6.2(b)(iii) were not in this Agreement.

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LIMITED LIABILITY COMPANY AGREEMENT

(iv) In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 6.2 have been tentatively made as if Section 6.2(b)(iii) and this Section 6.2(b)(iv) were not in this Agreement.

(v) Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their Percentage Interests.

(vi) Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704 2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) If any holder of Units forfeits all or a portion of such Units, such holder shall be allocated items of loss and deduction in the year of such forfeiture in an amount equal to the portion of such holder’s Capital Account attributable to such forfeited Units.

(viii) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

(c) Curative Allocation. The allocations set forth in Section 6.2(b) (other than Section 6.2(b)(vii)) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.2(c). Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account

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LIMITED LIABILITY COMPANY AGREEMENT

balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this Section 6.2(c), the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

6.3 Income Tax Allocations.

(a) Except as provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated, to the maximum extent possible, among the Members in the same manner as the corresponding items (if any) are allocated for purposes of maintaining Capital Accounts under Section 6.2.

(b) The Members recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement. In such a case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections as determined by the Board. Any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 6.2.

(c) All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

(d) If any deductions for depreciation, amortization or cost recovery are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.

6.4 Other Allocation Rules. All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder. If any Units are Disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such

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LIMITED LIABILITY COMPANY AGREEMENT

Disposition or redemption shall be made to the Disposing Member, and all distributions with respect to which the record date is after the date of such Disposition, in the case of a Disposition other than a redemption, shall be made to the transferee.

6.5 Return of Excess Tax Distributions on Forfeited Units. In the event a holder of Units forfeits all or a portion of such Units, such holder shall be obligated to make a contribution of cash to the Company equal to the excess of any distributions received pursuant to Section 6.1(b)(ii) with respect to such Units over the Assumed Tax Liability that is attributable to the forfeited Units computed taking into account the allocations provided for in Section 6.2 (including Section 6.2(b)(vii)) for the year in which the forfeiture occurs.

ARTICLE 7

DISPOSITIONS OF MEMBERSHIP INTERESTS;

QUALIFIED IPO

7.1 General Restrictions on Dispositions of Membership Interests.

(a) Disposition of Membership Interests otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(b) Except in connection with a Qualified IPO, for so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Disposition of any Membership Interests by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.

(c) Dispositions of Membership Interests may only be made in strict compliance with all applicable provisions of this Agreement, and any purported Disposition of Membership Interests that does not comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members. The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.

7.2 Restrictions on Dispositions of Units.

(a) Restrictions on Dispositions of Series A Units. A Disposition of Series A Units, other than Series A Units held by the Sponsor, may only be made if (i) such Disposition is approved in advance by the Board, (ii) such Disposition complies with the provisions of Section 7.1 and (iii) such Disposition is:

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LIMITED LIABILITY COMPANY AGREEMENT

(A) to a Permitted Transferee of the Disposing Member in accordance with Section 7.3;

(B) made in connection with an IPO Exchange;

(C) made subject to Section 7.4, if applicable;

(D) made in connection with a Drag-Along Transaction in accordance with Section 7.5;

(E) made in connection with the exercise of inclusion rights in a Tag-Along Sale in accordance with Section 7.6; or

(F) to the Company in accordance with the redemption, forfeiture or repurchase provisions of the applicable Award Agreement or this Agreement.

(b) Restrictions on Dispositions of Series B Units. A Disposition of Series B Units may only be made if (i) such Disposition is approved in advance by the Board, (ii) such Disposition complies with the provisions of Section 7.1 and (iii) such Disposition is:

(A) to a Permitted Transferee of the Disposing Member in accordance with Section 7.3;

(B) made in connection with an IPO Exchange;

(C) made subject to Section 7.4;

(D) made in connection with a Drag-Along Transaction in accordance with Section 7.5;

(E) made in connection with the exercise of inclusion rights in a Tag-Along Sale in accordance with Section 7.6; or

(F) to the Company in accordance with the redemption, forfeiture or repurchase provisions of the applicable Award Agreement or this Agreement.

(c) Dispositions by the Sponsor. The Sponsor may Dispose of any Units if (i) such Disposition complies with the provisions of Section 7.1 and (ii) such Disposition complies with the provisions of Section 7.6, if applicable. For the avoidance of doubt, no other restriction contained in this Article 7 shall be deemed to restrict the right of the Sponsor to Dispose of any Units.

7.3 Permitted Dispositions

(a) Subject to approval by the Board as required by Section 7.2(a)(i) and to the applicable provisions of Section 7.1 (but not subject to Section 7.4 or Section 7.6),

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LIMITED LIABILITY COMPANY AGREEMENT

any holder of Units may Dispose of such Units by way of gift to a Permitted Transferee of such holder; provided, however, that (i) such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 7.3(a), except for a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder or a Person to whom such transfer is permitted under Section 7.2, (ii) such Permitted Transferee must assume all of the obligations of the original holder of the Units under and agree to comply with the provisions of this Agreement and, if such Units are Restricted Series A Units or Series B Units, the applicable Award Agreement and (iii) if a Permitted Transferee of Units at any time ceases to be a Permitted Transferee of such original holder, then such transferee shall make a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder and if the transferee fails to make such a Disposition within 45 days of the transferee ceasing to be a Permitted Transferee of such original holder, then the Company may, at its option, cause such transferee to forfeit such Units to the Company.

(b) A Member may not make a Disposition of Units to a Permitted Transferee if such Disposition has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement.

7.4 Rights of First Refusal.

(a) Subject to approval by the Board as required by Section 7.2(a)(i) and to the applicable provisions of Section 7.1, if any holder of any Series A Units (other than the Sponsor) or Series B Units receives a bona fide written offer from a Third Party (a “Third Party Offer”) for the purchase of all or a part of such holder’s Units and such holder (the “ROFR Offeror Holder”) desires to accept and is permitted to effect such proposed Disposition pursuant to Section 7.2, such ROFR Offeror Holder shall deliver written notice of such Third Party Offer (the “ROFR Notice”) to the Company (in such capacity, the “ROFR Holder”) no less than 30 days prior to the date of the proposed Disposition. The date that the ROFR Notice is received by the ROFR Holder shall constitute the “ROFR Notice Date.” The ROFR Notice shall set forth the name of the Third Party (including, if such information is not publicly available, information about the identity of the Third Party), the number and series of Units to be sold (the “ROFR Offered Units”), the price per Unit for the ROFR Offered Units (the “ROFR Offer Price”), all details of the payment terms and all other terms and conditions of the proposed Disposition. The ROFR Offeror Holder may not accept a Third Party Offer if such offer contemplates any consideration other than cash in United States dollars. The ROFR Offer Price per ROFR Offered Unit may differ in order to reflect appropriately differences in Threshold Values with respect to the Series B Units that are ROFR Offered Units and Withheld Amounts (that have not yet been distributed), if any, with respect to the Unvested Units that are ROFR Offered Units.

(b) The ROFR Holder shall have the right to purchase all, but not less than all, of the ROFR Offered Units. Within 25 days after the ROFR Notice Date (such 25th day, the “ROFR Expiration Date”), the ROFR Holder may deliver a written notice to the ROFR Offeror Holder of its election to purchase such ROFR Offered Units. The delivery

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LIMITED LIABILITY COMPANY AGREEMENT

of a notice of election under this Section 7.4 shall constitute an irrevocable commitment to purchase such ROFR Offered Units. The ROFR Holder shall thereafter set a reasonable place and time for the closing of the purchase and sale of the ROFR Offered Units, which shall be not less than 30 days nor more than 90 days after the ROFR Notice Date (subject to extension to the extent necessary to pursue any required regulatory or shareholder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

(c) The purchase price and terms and conditions for the purchase of the ROFR Offered Units pursuant to this Section 7.4 shall be the price and terms and conditions set forth in the applicable Third Party Offer; provided that, the ROFR Offeror Holder shall at a minimum make customary representations and warranties concerning (i) such ROFR Offeror Holder’s valid title to and ownership of the ROFR Offered Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such ROFR Offeror Holder’s authority, power and right to enter into and consummate the sale of the ROFR Offered Units, (iii) the absence of any violation, default or acceleration of any agreement to which such ROFR Offeror Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of the ROFR Offered Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such ROFR Offeror Holder in connection with the sale of the ROFR Offered Units. The ROFR Offeror Holder also agrees to execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the ROFR Holder may reasonably request in order to effectively implement the purchase and sale of the ROFR Offered Units hereunder. Upon the request of the ROFR Holder, the Company will promptly verify the Threshold Values and Withheld Amounts, if any, with respect to any ROFR Offered Units.

(d) Notwithstanding the foregoing, if (i) the ROFR Holder shall not have elected to purchase all of the ROFR Offered Units on or prior to the ROFR Expiration Date, then the ROFR Holder shall not have the right to purchase any of the ROFR Offered Units and the ROFR Offeror Holder may sell all, but not less than all, of the ROFR Offered Units within 90 days after the ROFR Expiration Date or (ii) if the ROFR Holder fails to consummate the closing of the purchase and sale of the ROFR Offered Units within the time period provided in the last sentence of Section 7.4(b) (such period, the “ROFR Closing Period”) and the ROFR Offeror Holder has fully complied with the provisions of this Section 7.4(b), then the ROFR Holder shall not have the right to purchase any of the ROFR Offered Units to a third party and the ROFR Offeror Holder may sell all, but not less than all, of the ROFR Offered Units within 90 days after the expiration of the ROFR Closing Period, in each case subject to the approval of the Board and the provisions of Section 7.1. Any such sale shall not be at less than the price or upon terms and conditions more favorable, individually or in the aggregate, to the third party purchaser than those specified in the Third Party Offer. If the ROFR Offered Units are not so transferred within such 90-day period, the ROFR Offeror Holder may not sell any of the ROFR Offered Units without again complying in full with the provisions of this Section 7.4.

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LIMITED LIABILITY COMPANY AGREEMENT

(e) Notwithstanding anything to the contrary in this Agreement, the ROFR Holder shall be entitled to assign any rights it has to purchase ROFR Offered Units pursuant to this Section 7.4 to any Third Party (including the Sponsor or any of its Affiliates).

7.5 Drag-Along Rights.

(a) At any time, if the Sponsor receives a Third Party Offer for a Drag-Along Transaction that it desires to accept, it may require all other holders of Membership Interests to sell their Membership Interests in accordance with this Section 7.5.

(b) Any such Drag-Along Transaction shall not require the consent or approval of any holders of Membership Interests other than the Sponsor. Notwithstanding anything to the contrary in this Agreement, any such Drag-Along Transaction may be structured as a merger, conversion, Unit exchange or sale or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, in each case in the sole discretion of the Sponsor and without the consent or approval of the Board or any other Member. The holders of Membership Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Sponsor or any of its Affiliates, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.5(c)(iv) and 7.5(c)(v)), in each case to the extent that each other holder of Membership Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.5(c). Each such holder of Membership Interests grants the Sponsor a power-of-attorney in accordance with Section 12.5(b) to execute or cause to be executed on such holder’s behalf any and all such agreements, instruments, certificates, filings or papers required or reasonably necessary to facilitate a Drag-Along Transaction. The holders of Membership Interests shall be permitted to sell their Membership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.

(c) The obligations of the holders of Membership Interests pursuant to this Section 7.5 are subject to the following terms and conditions:

(i) upon the consummation of the Drag-Along Transaction, each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Drag-Along Transaction;

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LIMITED LIABILITY COMPANY AGREEMENT

(ii) the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Membership Interests for such holder’s sole benefit will not be considered costs of the transaction hereunder) unless otherwise agreed by the Company and the acquiror, in which case no holder of Membership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Membership Interests shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;

(iii) no holder of Membership Interests shall be required to provide any representations, warranties or indemnities in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities for which the sole recourse is to consideration in escrow or holdback and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning (1) such holder’s valid title to and ownership of Membership Interests, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (2) such holder’s authority, power and right to enter into and consummate such Drag-Along Transaction, (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction, and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Membership Interests is similarly obligated to provide similar representations, warranties and indemnities with respect to the Membership Interests held by such holder of Membership Interests);

(iv) consideration placed in escrow or holdback shall be allocated among holders of Membership Interests such that if the party making the Third Party Offer ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.5(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction; and

(v) if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board in its reasonable judgment.

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(d) Notwithstanding anything to the contrary in this Section 7.5, if the consideration proposed to be paid to the holders of Membership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Membership Interests that is not then an Accredited Investor may be required at the request and election of the holders of Membership Interests that are pursuing a Drag-Along Transaction, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.5(c)(v).

(e) The Sponsor, when proposing a Drag-Along Transaction, shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirors in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. In addition, the Sponsor shall be entitled to take all steps necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company shall provide assistance with respect to these actions as requested by the Sponsor. Notwithstanding anything to the contrary in this Agreement, no consent or approval of the Board shall be required in connection with any action taken by the Company in compliance with this Section 7.5(e).

7.6 Tag-Along Rights.

(a) If the Sponsor desires to Dispose of at least 20% of the Series A Units held by the Sponsor as of the date of this Agreement to any Third Party (the “Tag-Along Transferee”), the Sponsor shall offer to include in such proposed Disposition (the “Tag-Along Sale”) a number of Series A Units or Series B Units that are Vested Units (the “Eligible Units”) owned and designated by any Member, in each case in accordance with the terms of this Section 7.6. Notwithstanding the foregoing, this Section 7.6 shall not be applicable to, and a Sponsor may Dispose of Series A Units without complying with any of the provisions of this Section 7.6 in connection with, any Disposition (i) to any Affiliate of the Sponsor, (ii) made pursuant to a Drag-Along Transaction pursuant to Section 7.5 or (iii) made pursuant to an IPO Exchange. The Sponsor shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (x) an offer to purchase or otherwise acquire Eligible Units from the Members as required by this Section 7.6, (y) a time and place designated for the

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closing of such purchase and (z) the per Unit purchase price proposed to be paid by the Tag-Along Transferee for the Sponsor’s and Members’ Eligible Units in a Tag-Along Sale and the aggregate proceeds expected to be payable in respect of any Series B Units included in such Tag-Along Sale (which proceeds shall be calculated in accordance with Section 7.6(g)). The per Unit purchase price proposed to be paid by the Tag-Along Transferee may differ to the extent necessary in order to reflect differences in (x) the Series A Preference Amounts with respect to any Series A Units that are Eligible Units and (y) the Threshold Values and Withheld Amounts, if any, with respect to the Series B Units that are Eligible Units.

(b) Each of the Members holding Eligible Units shall be entitled to request to include certain Eligible Units in such Tag-Along Sale, in each case in accordance with the terms of this Section 7.6.

(c) The Sponsor shall send written notice of such Tag-Along Offer (an “Inclusion Notice”), together with the Sponsor Requested Series A Percentage, to each of the Members holding Eligible Units that are Series A Units (each, a “Series A Tag Offeree”). Each Series A Tag Offeree shall have the right (a “Series A Inclusion Right”), exercisable by delivery of written notice to the Sponsor at any time within 10 days after receipt of the Inclusion Notice, to request to sell in the Tag-Along Sale a number of Eligible Units that are Series A Units up to the total number of Eligible Units held by such Series A Tag Offeree multiplied by the Sponsor Requested Series A Percentage. Promptly thereafter, the Sponsor shall send an Inclusion Notice, together with the Requested Series A Percentage, to each of the of the Members holding Eligible Units that are Series B Units (each, a “Series B Tag Offeree”). Each Series B Tag Offeree shall have the right (a “Series B Inclusion Right”), exercisable by delivery of written notice to the Sponsor at any time within 15 days after receipt of the Inclusion Notice, to request to sell in the Tag-Along Sale a number of Eligible Units that are Series B Units up to the total number of Eligible Units held by such Series B Tag Offeree multiplied by the Requested Series A Percentage.

(d) Promptly following the completion of the procedures described in Section 7.6(c), the following procedures shall apply:

(i) first, the Sponsor shall notify the Tag-Along Transferee of the number of Requested Series A Units and the number of Requested Series B Units;

(ii) next, the Sponsor shall determine whether the Tag Along Transferee is willing to purchase all of the Requested Series A Units and Requested Series B Units. If the Tag-Along Transferee is unwilling to purchase all of such Units, then the Sponsor shall determine what percentage of Requested Series A Units and Requested Series B Units (which percentage shall be the same for each class of Units unless Section 7.6(e)(iii) applies) such Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”). In such event, the number of Series A Units that the Sponsor proposes to sell in the Tag-Along Sale and the number of the Requested Series A Units and the Requested Series B Units that the Sponsor and each of the exercising Series A

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Tag Offerees and Series B Tag Offerees otherwise would have sold shall be reduced on a pro rata basis (based on the respective total numbers of Series A Units and Series B Units that are Eligible Units that such holders desired to sell) so as to permit the Sponsor, the exercising Series A Tag Offerees and the exercising Series B Tag Offerees to sell in the aggregate (i) a number of Series A Units that are Eligible Units equal to the total number of Requested Series A Units multiplied by the Purchased Percentage (the “Purchased Series A Units”) and (ii) a number of Series B Units that are Eligible Units equal to the total number of Requested Series B Units multiplied by the Purchased Percentage (the “Purchased Series B Units”).

(iii) Notwithstanding Section 7.6(e)(ii), if the Tag-Along Transferee is willing to purchase a higher percentage of Requested Series A Units than the percentage (which may be zero) of Requested Series B Units such Tag-Along Transferee is willing to purchase, then if the Sponsor so elects, the Purchased Percentage shall be deemed to be the percentage of Requested Series A Units that the Tag-Along Transferee is willing to purchase and the Sponsor and the exercising Series A Tag Offerees shall purchase from the Series B Tag Offerees such portion of the Requested Series B Units (allocated based on the Requested Series A Units held by each such Member) as is necessary so that the percentage of Requested Series B Units sold collectively to the Tag-Along Transferee, the Sponsor and the exercising Series A Tag Offerees equals the percentage of the Requested Series A Units sold to the Tag-Along Transferee.

(e) Notwithstanding anything to the contrary in this Section 7.6, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units participating in the Tag-Along Sale that is not then an Accredited Investor may be required, at the request and election of the Sponsor, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Sponsor or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the fair market value of such securities, as determined by the Board in its reasonable judgment.

(f) At the time (subject to extension to the extent necessary to pursue any required regulatory or equityholder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Sponsor shall determine, the participating Members holding Eligible Units and the Sponsor shall sell to the Tag-Along Transferee all of the Purchased Series A Units and Purchased Series B Units. Each sale of Purchased Series A Units and Purchased Series B Units pursuant to this Section 7.6(f) shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the purchaser than those in the Tag-Along Offer and the Inclusion Notice and upon the consummation of such sale, each holder of Purchased Series A Units and Purchased Series B Units, shall receive the consideration specified in Section 7.6(g).

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(g) Upon the consummation of a Tag-Along Sale, each holder of Purchased Series A Units and Purchased Series B Units shall receive the same proportion of the aggregate consideration for the Purchased Series A Units and Purchased Series B Units sold pursuant to a Tag-Along Sale that such holder would have received if the implied value for all Series A Units and Series B Units based on the purchase price offered by the Tag-Along Transferee had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Tag-Along Sale (for the avoidance of doubt, this means that differences in Series A Unit Preference Amounts with respect to the Series A Units will be taken into account and that the timing of distributions will be taken into account). If a holder of Purchased Series A Units or Purchased Series B Units receives consideration from such Tag-Along Sale in a manner other than as contemplated by the immediately preceding sentence or in excess of the amount to which such holder is entitled in accordance with the immediately preceding sentence, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Purchased Series A Units or Purchased Series B Units in accordance with the immediately preceding sentence.

(h) The Sponsor shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the Company to cooperate fully with potential acquirors in such prospective Tag-Along Sale by taking all customary and other actions reasonably requested by such Sponsor or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. The Company shall provide assistance with respect to these actions as reasonably requested. Notwithstanding anything to the contrary in this Agreement, no consent or approval of the Board shall be required in connection with any action taken by the Company in compliance with this Section 7.6(h).

(i) Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the date of the delivery of the Inclusion Notice with respect to each proposed Tag-Along Sale, the Board shall be entitled to waive, on behalf of each Member, each former Member and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing any and all claims such Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.6 by any other Person with respect to such Tag-Along Sale (whether or not any Units were Disposed of pursuant to this Section 7.6), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

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7.7 Qualified IPO.

(a) In connection with any proposed Qualified IPO approved in accordance with this Agreement, the outstanding Membership Interests will be converted or exchanged in accordance with this Section 7.6 into equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified IPO (the “Publicly Offered Securities”). In connection therewith, each outstanding Membership Interest will be converted into or exchanged for IPO Securities in a transaction or series of transactions that give effect to the provisions of Section 6.1(c), Section 6.1(d) and Section 6.1(e) (the “IPO Exchange”) such that each holder of Membership Interests will receive IPO Securities having a value equal to the same proportion of the aggregate Pre-IPO Value, if any, that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such distribution assuming that (i) the value of the IPO Issuer immediately prior to such liquidation distribution was equal to the Pre-IPO Value and (ii) all Unvested Units were Vested Units and therefore entitled to all Withheld Amounts with respect to such Unvested Units; provided that the IPO Securities issued with respect to Unvested Units shall remain subject to vesting in accordance with, and to the extent provided in, the applicable Award Agreement, and provided, further, that if the foregoing provisions would result in the holders of Series B Units receiving no IPO Securities, then the Board, in its discretion, may grant to each holder of Series B Units options to purchase IPO Securities that are at the time of such grant reasonably equivalent in value to the Series B Units held by such holders and thereupon such Series B Units shall be automatically canceled. The market value of any IPO Securities issued in connection with the IPO Exchange will be deemed to be the price at which the Publicly Offered Securities were initially sold by the underwriters, which underwriters will be led by a qualified independent investment bank with a national reputation in the country or countries in which the Publicly Offered Securities are to be listed on a recognized national securities exchange. In connection with the IPO Exchange, the Board shall have the power, without the consent or approval of holders of Membership Interests, to cause the holders of the Membership Interests to contribute all of the Membership Interests to the IPO Issuer in one or a series of transactions (with the amount of IPO Securities to be received by each holder of Membership Interests being determined in accordance with this Section 7.7), and each holder of Membership Interests agrees to execute such agreements, instruments, certificates, filings or papers as may be reasonably necessary to effectuate such a contribution and further grants the Sponsor a power-of-attorney in accordance with Section 12.5(b) to execute or cause to be executed on such holders’ behalf any and all such agreements, instruments, certificates, filings or papers.

(b) Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified IPO in accordance with this Agreement, the Board shall be entitled to approve the transaction or transactions to effect the IPO Exchange and to take all such other actions as are required or necessary to facilitate the Qualified IPO including forming any entities required or necessary in connection with the Qualified IPO without the consent or approval of any other Person (including any Member). If the Company elects to exercise its rights under this Section 7.7, each of the Members shall (i) take such actions as may be reasonably requested by the Board in connection with consummating the IPO Exchange, including (x) such actions as are required to transfer all

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of the issued and outstanding Membership Interests or the assets of the Company to an IPO Issuer (including a Blocker Corporation) and (y) such actions as are required in order to merge or consolidate the Company into or with an IPO Issuer and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Exchange is undertaken in a tax-efficient manner and (y) if the Sponsor or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of the Sponsor, merge its Blocker Corporation into the IPO Issuer in a tax-free reorganization, utilize such Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified IPO or subsequent dividend payments or sales of stock.

(c) No fractional IPO Securities shall be issuable to any Member in connection with an IPO Exchange. In lieu of such fractional IPO Securities, each Member (after taking into account all IPO Securities held by such Member) shall be entitled to receive cash consideration equal to the fair value of such fractional IPO Securities, as determined by the Board.

(d) Notwithstanding anything to the contrary in this Section 7.7, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor for the purposes of the issuance of the IPO Securities may be required, at the request and election of the Company, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any IPO Securities such Member would otherwise receive in an amount equal to the fair value of such IPO Securities, as determined by the Board in its reasonable judgment.

7.8 Specific Performance. Each Member acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages. Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Membership Interests in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.

7.9 Termination Following Qualified IPO. Notwithstanding anything to the contrary in this Article 7, the provisions of this Article 7 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO.

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ARTICLE 8

MANAGEMENT

8.1 Management of the Company. Until such time as a board of directors (the “Board,” and each member of the Board, a “Director”) is appointed by the Sponsor, the business and affairs of the Company shall be managed and controlled by Sponsor. Prior to the appointment of the Board, the Sponsor shall be entitled to exercise any and all powers granted to the Board under this Agreement. When appointed by the Sponsor, the Board may exercise any and all powers granted to it under this Agreement or that are delegated to it by the Sponsor. Except (i) when the consent or approval of the Members is expressly required by nonwaivable provisions of Law, (ii) when this Agreement expressly provides that an act or activity by the Company may or shall be taken without consent or approval of the Board, including any such actions permitted to be so taken under Section 7.5(e) or 7.6(h), and (iii) subject to the limitations set forth in Section 8.2 and the requirements of this Article VIII, the Board, when appointed, shall have the power and full and complete authority and discretion to manage, control and conduct the Company’s business, affairs and properties, to make all decisions regarding those matters, and to perform any and all other acts or activities as it may in its sole and absolute discretion deem necessary, advisable or incidental to the management of the Company’s business, including the power and authority to:

(a) purchase, lease or otherwise acquire from, or sell, lease or otherwise dispose of, to any Person any property of the Company;

(b) open bank accounts and otherwise invest the Company’s funds;

(c) borrow money for the Company from banks or other lending institutions and on terms as the Board deem appropriate, and in connection with this power, to hypothecate, encumber or grant security interests in the Company’s assets to secure repayment of the borrowed sums;

(d) purchase insurance on the Company’s business and assets;

(e) commence and settle lawsuits and other proceedings;

(f) enter into negotiations on behalf of the Company with any prospective acquiror of the Company or any of its Membership Interests or assets;

(g) enter into any agreement, instrument or other writing; and

(h) retain accountants, attorneys or other agents.

8.2 Limitations on Board’s Authority.

(a) Notwithstanding Section 8.1, and for the avoidance of doubt, the Board does not have the authority to do or permit to be done any of the following without the consent of the Sponsor:

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LIMITED LIABILITY COMPANY AGREEMENT

(i) cause the Company to make an election inconsistent with Section 10.7;

(ii) compromise the liability of any Member for Capital Contributions or for distributions in violation of the Act;

(iii) cause the Company to file for Bankruptcy protection, or make, execute or deliver any assignment for the benefit of creditors or any bond or confession of judgment; or

(iv) do any act in contravention of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, no Director in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Directors acting pursuant to this Article 8 through the Board and to such agents of the Company as designated by the Board.

8.3 Number, Tenure and Qualifications. The Board shall initially consist of such number of Directors as may be established by the Sponsor from time to time. Any Person chosen to succeed any of the Directors as a Director shall be elected at any meeting called for that purpose by the vote or written consent of the Sponsor. Each Director shall serve in such capacity until such Director’s successor has been elected and qualified or until such Director’s earlier death, resignation or removal. The number of Director of the Company may be increased or decreased from time to time by the vote or written consent of the Sponsor. Directors may but need not be Members.

8.4 Resignation. Any Director may resign at any time by giving written notice to the Company, with a copy to the Sponsor. The resignation of any Director takes effect on receipt of notice by the Company or at any later time specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation is not necessary to make it effective.

8.5 Removal. Any Director may be removed or replaced, with or without cause, by the vote or written consent of the Sponsor. The removal of a Director who is also a Member will not affect the Director’s rights as a Member and will not constitute the Resignation of such Member.

8.6 Vacancies. Any vacancy occurring for any reason in the number of Directors may be filled by the vote or written consent of the Sponsor.

8.7 Chairman. A Chairman of the Board may be elected by the Board from among the Directors. The Chairman of the Board, if any, shall preside at all meetings of the Board. The Chairman of the Board shall perform other duties as usually appertain to the office or may be designated by the Board. The Board may also elect Vice Chairman of the Board from among the Directors. If a Vice Chairman of the Board is elected, then, in the absence of the Chairman, the Vice Chairman shall preside at all meetings of the Board and shall have such other duties and powers as determined by the resolution creating such office. The Chairman of the

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LIMITED LIABILITY COMPANY AGREEMENT

Board, and any Vice Chairman of the Board, shall serve in such capacity until a successor is duly elected and qualified, or until such person’s earlier death, resignation or removal, or until such person shall cease to be a Director. The initial Chairman of the Board shall be as designated on Schedule IV hereto.

8.8 Committees.

(a) The Board may in its sole discretion establish by resolution committees of the Board (each a “Committee”), with each such Committee being composed of one or more Directors. Any such designated Committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as are specified in this Agreement or as shall be otherwise determined from time to time by resolution of the Board. In addition, such Committee or Committees shall have such other limitations of authority as may be determined from time to time by resolution of the Board.

(b) Audit Committee. The Board may designate an audit committee, which shall be charged with oversight of the financial reporting and disclosure of the Company and shall perform all other duties as from time to time may be assigned by the Board.

(c) Compensation Committee. The Board may designate a compensation committee, which, subject to Section 8.10, shall be charged with setting compensation for Officers of the Company and administering any employee incentive plans put in place by the Company and shall perform all other duties as from time to time may be assigned by the Board.

(d) Nominating and Governance Committee. The Board may designate a nominating and governance committee, which shall be charged with assessing and nominating members of the Board, making recommendations regarding the Board’s composition, operations and performance and developing corporate governance principles, and shall perform all other duties as from time to time may be assigned by the Board.

(e) Conflicts Committee. The Board may designate a conflicts committee (a “Conflicts Committee”) comprised of one or more Directors, all of whom shall be Independent Directors. The Conflicts Committee shall be charged with reviewing any matter referred to the Conflicts Committee by the Board involving a potential conflict of interest existing or arising between the Sponsor or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other. Any resolution or course of action by the Company in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is approved by the Conflicts Committee.

(f) A majority of any Committee, present in person or participating in accordance with Section 8.9(e), shall constitute a quorum for the transaction of business of such Committee.

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(g) A majority of any Committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the Committee in the manner provided for in Section 8.9. The Board shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such Committee.

8.9 Meetings of Board.

(a) Place of Meetings; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(b) Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established from time to time by resolution of the Board. A notice of each regular meeting shall not be required.

(c) Special Meetings. Special meetings of the Board may be called by any Director or Directors then in office and shall be held at such place, on such date, and at such time as they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director who has not waived such notice, by mailing written notice not less than three days before the meeting, or by delivering the same by any means (including by email or other electronic transmission) not less than 18 hours before the meeting. Unless as otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(d) Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those Directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

(e) Participation in Meetings by Conference Telephone. Any Director may participate in a meeting of the Directors by means of conference telephone or similar communications equipment, which enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting, except where a Director participates in the meeting via such communications equipment for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(f) Waiver of Notice Through Attendance. Attendance of a Director at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Directors at such meeting of such purpose.

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(g) Required Vote. Except as otherwise required herein, the approval of at least a majority of the Directors then in office shall be required for the determination of any matter coming before the Board for a vote.

(h) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed Directors that would be sufficient to approval such action at a duly conveyed meeting of the Board. Prompt notice of such written consent shall be given by the Company to those Directors, if any, who do not join in such written consent.

8.10 Compensation. Directors, in such capacity, may receive reimbursement of reasonable expenses incurred by them in connection with the Company’s business; however, without consent of the Sponsor, Directors shall not be entitled to receive any fees or other compensation for their services as Directors.

8.11 Reliance on Books, Reports and Records. Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

8.12 Officers. The Company may have such officers (the “Officers”) as the Board may appoint. The Officers may consist of a chief executive officer; a president; one or more vice presidents (who may be classified by their specific function); a secretary; a treasurer; one or more assistant secretaries and assistant treasurers and such other officers as the Board may appoint. Any individual may hold any number of offices and may be a Member, a Director, or an Affiliate of a Member or Director. The Officers shall exercise such powers and perform such duties as are specified in this Agreement and as shall be otherwise determined from time to time by the Board.

(a) Salaries. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board.

(b) Term of Offices. Any Officer may be removed, either with or without cause, by the Board at any time, but such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed. The removal of an Officer who is also a Member does not affect such Officer’s rights as a Member and does not constitute a Resignation of such Member. Each Officer shall serve in such capacity until such Director’s successor has been elected and qualified or until such Officer’s earlier death, resignation or removal. Any vacancy occurring in any office shall be filled by the Board.

(c) Resignation. Any Officer may resign at any time by giving written notice to the Company. The resignation of any Officer takes effect on receipt of notice by the Company or at any later time specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation is not necessary to make it effective.

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(d) Chief Executive Officer. Subject to the supervision of the Board, the chief executive officer shall be responsible for and control the business and affairs of the Company. The chief executive officer may sign any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution has been expressly delegated by this Agreement or by the Board to some other officer or agent of the Company, or shall be required by Law to be otherwise executed. The chief executive officer shall perform all other duties as usually appertain to the chief executive officer and such other duties as from time to time may be assigned by the Board.

(e) President. The president may sign any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution has been expressly delegated by this Agreement or by the Board to some other officer or agent of the Company, or shall be required by Law to be otherwise executed. In the absence of the chief executive officer or in the event of the chief executive officer’s inability or refusal to act, the president shall perform the duties and exercise the powers of the chief executive officer. The president shall perform all other duties as usually appertain to the president and such other duties as from time to time may be assigned by the Board or the chief executive officer.

(f) Vice President. The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.

(g) Secretary. The secretary shall (i) keep the minutes of the meetings of the Members and the Board, (ii) see that all notices are duly given in accordance with the provisions of this Agreement or as required by Law, (iii) keep or cause to be kept a list of the names and addresses of each Member, (iv) sign certificates for Interests, the issue of which shall have been authorized in accordance with this Agreement, (v) have general charge of the Interest transfer books of the Company and (vi) in general, perform all duties incident to the office of secretary and perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.

(h) Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.

(i) Treasurer. The treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Company, (ii) receive and give receipts for money due and payable to the Company from any source whatsoever and deposit all such money in the name of the Company in such banks, trust companies or other depositories

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as shall be selected in accordance with the provisions of this Agreement, (iii) prepare, or cause to be prepared, such reports as shall be requested by the Board, the chief executive officer or the president and (iv) in general, perform all the duties incident to the office of treasurer and perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.

(j) Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.

8.13 Acknowledgement Regarding Outside Businesses and Opportunities

(a) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Sponsor and its Affiliates (i) have made, prior to the date hereof, and may make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time. Except as otherwise expressly set forth in Section 8.13(b), the Company and the Members agree that any involvement, engagement or participation of the Sponsor and its Affiliates (including any Director of the Company who is Affiliated with the Sponsor) in such investments, transactions and businesses, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law. For the avoidance of doubt, the Sponsor shall not be deemed to violate this Section 8.13 if it or an Affiliate of it shall invest in a fund or other entity (whether or not the Sponsor Controls such fund or entity) that makes an investment that directly or indirectly competes with the Company or its Subsidiaries.

(b) The Company and each Member hereby renounce any interest or expectancy in any business opportunity, transaction or other matter in which the Sponsor participates or desires or seeks to participate (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to any Director who is an Affiliate of the Sponsor solely in such individual’s capacity as a Director (whether at a meeting of the Board or otherwise) and with respect to which the Sponsor has not independently received notice or is not otherwise pursuing or aware of such Business Opportunity or (ii) is identified to any Director who is an Affiliate of the Sponsor solely through the disclosure of information by or on behalf of the Company to such Director and with respect to which the Sponsor has not independently received notice or is not otherwise pursuing or aware of such Business Opportunity (each Business Opportunity other than those referred to in clauses (i) or (ii) of this Section 8.13(b) are referred to as a “Renounced Business Opportunity”). Neither the Sponsor nor any of its Affiliates, including any Director who is an Affiliate of the Sponsor, shall have any obligation to

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communicate or offer any Renounced Business Opportunity to the Company, and the Sponsor may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

(c) Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Sponsor, any Sponsor Covered Person or any of their respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.13(a) or (b), whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law.

(d) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Sponsor and its Affiliates (including any Director who is an Affiliate of the Sponsor) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in this Section 8.13 or otherwise. Each of the Company and the Members hereby agrees that (i) neither the Sponsor nor any of its Affiliates (including any Director who is an Affiliate of the Sponsor) has any obligation to use any such confidential information in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against the Sponsor, any Sponsor Covered Person or any of their respective Affiliates (including any Director who is an Affiliate of the Sponsor) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

8.14 Amendment, Modification or Repeal. Any amendment, modification or repeal of Section 8.13 or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the Sponsor or any of its Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9

DUTIES; LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1 Duties of Sponsor; Limitation of Member Liability; Sponsor Indemnification.

(a) The Sponsor shall have no fiduciary or other duty to the Company, any other Member, any Director or any other Person that is a party to or is otherwise bound by a this Agreement other than the implied contractual covenant of good faith and fair dealing.

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(b) To the maximum extent permitted by applicable Law, whenever a Member (including the Sponsor) is permitted or required to make a decision or take an action or omit to take an action (including wherever in this Agreement that any Member (including the Sponsor) is permitted or required to make, grant or take a determination, a decision, consent, vote judgment or action at its “discretion,” “sole discretion” or under a grant of similar authority or latitude), such Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever. To the maximum extent permitted by applicable Law, no Member (including the Sponsor) shall be liable to the Company or to any other Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such Member, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Member engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(c) Each Sponsor Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Director or Member) reasonably incurred or suffered by any such Sponsor Covered Person in connection with the activities of the Company, provided, that any such Sponsor Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Sponsor Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Sponsor Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. A Sponsor Covered Person shall not be denied indemnification in whole or in part under this Section 9.1(c) because such Sponsor Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(d) Each Sponsor Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Sponsor Covered Person acted in bad faith.

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(e) The Company and each of the Members hereby acknowledges that certain of the Sponsor Covered Persons (“Sponsor Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by the Sponsor or certain of its Affiliates (collectively, the “Sponsor Indemnitors”). The Company hereby agrees, and the Members hereby acknowledge, that: (i) to the extent legally permitted and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Company and a Sponsor Indemnitee), (A) the Company is the indemnitor of first resort (i.e., its obligations to each Sponsor Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Sponsor Indemnitee are secondary) and (B) the Company shall be required to advance the full amount of expenses incurred by a Sponsor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that a Sponsor Indemnitee may have against the Sponsor Indemnitors and (ii) the Company irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any Sponsor Indemitee has received indemnification or advancement from the Company. The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of any Sponsor Indemnitee with respect to any claim for which a Sponsor Indemnitee has sought indemnification from the Company shall affect the foregoing and that the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Company. The Company and each Member agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 9.1(e).

9.2 Duties of Directors and Officers; Limitation of Liability; Indemnification.

(a) Each Director and Officer (in such Person’s capacity as a Director or Officer, as applicable) shall have the same fiduciary duties that a director or officer, as the case may be, of the Company would have if the Company were a corporation organized under the Laws of the State of Delaware.

(b) To the maximum extent permitted by applicable Law, no Director (in such Person’s capacity as a Director) shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such current or former Director, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such current or former Director engaged in (i) a breach of the Director’s duty of loyalty to the Company or to any Member; (ii) an act or omission not in good faith or which involves

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intentional misconduct or a knowing violation of the law; (iii) a distribution made in violation of this Agreement; or (iv) a transaction from which the Director derived an improper personal benefit.

(c) Each D&O Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), as if the Company were a corporation organized under the Laws of the State of Delaware and to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement), from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such D&O Covered Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Director or Member) incurred or suffered by any such D&O Covered Person in connection with the activities of the Company. A D&O Covered Person shall not be denied indemnification in whole or in part under this Section 9.2 because such D&O Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(d) Each D&O Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such D&O Covered Person acted in bad faith, engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such D&O Covered Person’s conduct was unlawful.

9.3 Advance of Expenses. Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and agrees to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

9.4 Procedure for Indemnification. Any indemnification or advance of expenses under this Article 9 shall be made only against a written request therefor submitted by or on behalf of the Person seeking indemnification or advance. All expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advancement of expenses under this Article 9, in whole or in part, shall also be indemnified by the Company.

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9.5 Multiple Rights to Indemnification. If any Person is both a Sponsor Covered Person and a D&O Covered Person with respect to any loss, liability or expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Director or Member), such Person shall be entitled to be indemnified for such loss, liability or expense to the fullest extent that either a Sponsor Covered Person or a D&O Covered Person is entitled to indemnification for such matters under this Agreement.

9.6 Company Obligations; Indemnification Rights.

(a) The obligations of the Company to the Covered Persons provided in this Agreement or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person or any Member for such obligations, to the fullest extent permitted by Law. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company of the obligations provided in such agreements.

(b) The rights to indemnification and advancement of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

(c) The rights to indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.

(d) The rights to indemnification and advancement of expenses provided by this Article 9 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

(e) Notwithstanding anything in this Agreement to contrary, nothing in this Article 9 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member (including the Sponsor) or any other Person may have against any Member, Director or Officer for a breach of contract claim relating to any binding agreement.

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ARTICLE 10

ACCOUNTS; BOOKS AND RECORDS

10.1 Accounts. All funds of the Company shall be deposited in its name in such bank and investment account or accounts as shall be designated by the Board. The Company may not commingle the Company’s funds with the funds of any Member.

10.2 Fiscal Year. The fiscal year of the Company shall be determined from time to time by the Board and in the absence of such determination shall be the year ended September 30.

10.3 Financial and Tax Reporting. The Company shall prepare its financial statements in accordance with generally accepted accounting principles as from time to time in effect and shall prepare its income tax information returns using such method of accounting and tax year as the Board deem necessary or appropriate under the Code and the Regulations thereunder.

10.4 Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and the Members. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known addresses of all Members; and the Company’s federal, state and local tax returns for the Company’s six most recent tax years.

10.5 Reliance on Records and Books of Account. Any Member (including the Sponsor) or Director shall be fully protected in relying in good faith upon the records and books of account of the Company and upon such information, opinions, reports or statements presented to the Company by its Directors, any of its Members, officers, employees or committees, or by any other Person, as to matters the Directors or Members reasonably believe are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

10.6 Tax Returns. The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company. Unless otherwise agreed by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.

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10.7 Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. Unless otherwise approved by the Sponsor, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

10.8 Tax Elections. All tax elections available to the Company under the Code shall be within the sole discretion of the Sponsor, including any election under Code §§ 754, 743 and 734.

10.9 Tax Matters Member. The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be the Sponsor (referred to in this Section 10.9 as the “Tax Matters Member”). The Tax Matters Member shall represent the Company, at the Company’s expense, in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.

10.10 Section 83(b) Election. Each Member who acquires Series B Units or Restricted Series A Units acknowledges and agrees to make an election under Code Section 83(b) and to consult with such Member’s tax advisor to determine the tax consequences of such acquisition and of filing an election under Code Section 83(b). Each such Member acknowledges that it is the sole responsibility of such Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company or its Representatives to assist in making such filing.

10.11 Section 83 Safe Harbor Election. By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), including any similar safe harbor in any finalized Revenue Procedure, Revenue Ruling or Treasury Regulation, apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such final pronouncement in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for Federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Member constitutes execution of a “Safe Harbor Election” in accordance with the IRS Notice or any similar provision of any final pronouncement. The Company and each Member hereby agree to comply with all requirements of any such Safe Harbor, including any requirement that a Member prepare and file all Federal income tax returns reporting the income tax effects of each Interest issued by the Company in connection with services in a manner consistent with the requirements of the IRS Notice or other final pronouncement. A Member’s obligations to comply with the requirements of this Section shall survive such Member’s ceasing to be a member of the Company and the termination, dissolution, liquidation and winding up of the Company.

10.12 VCOC Amendments. If the Sponsor notifies the Company that the provisions of this Agreement should be amended to preserve the qualification of the Sponsor or any of its Affiliates as a “venture capital operating company” (as defined by the regulations issued by the

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United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations (or any similar successor statute)) or otherwise to ensure that the assets of the Sponsor or any of its Affiliates are not “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (or any similar successor statute), then the Company shall amend this agreement as is reasonably necessary to preserve such qualification of the Sponsor or such Affiliates or otherwise to ensure that the assets of the Sponsor or such Affiliates are not “plan assets” with an instrument executed by the Company and the Sponsor without the consent of any other party hereto (a “VCOC Amendment”).

ARTICLE 11

DISSOLUTION, WINDING-UP AND TERMINATION

11.1 Dissolution.

(a) Subject to Section 11.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i) the consent of the Board and the Sponsor in accordance with Article 8;

(ii) at any time when there are no Members; and

(iii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b) If the Liquidation Event described in Section 11.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).

(c) Except as otherwise provided in this Section 11.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

11.2 Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

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(a) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Company shall be distributed to the Members as follows:

(i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) Company property shall be distributed among the Members in accordance with Section 6.1, and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 11.2. The distribution of cash or property to the Members in accordance with the provisions of this Section 11.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

11.3 Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

11.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit)

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 12

GENERAL PROVISIONS

12.1 Offset. Whenever the Company is to pay or distribute any amount to any Member, any amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to any Transaction Document (other than an Employment Agreement) or otherwise, may be deducted from the amount to be paid or distributed to each Member before payment or distribution.

12.2 Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to the Company, at the address of its principal executive offices;

(ii) if to a Member listed on Schedule I or Schedule II, to the address given for such Member on such schedule; and

(iii) if to an Additional Member, Substitute Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first Business Day following confirmation; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the second Business Day after the date of deposit with the delivery service.

(b) Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3 Entire Agreement; Supersedure. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Members relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

12.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

12.5 Amendment or Restatement; Power of Attorney.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement (including any Exhibit or Schedule hereto) or the Certificate may only be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may only be waived, by the Board or the Sponsor (without the consent of any other Persons), provided, however, that any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Members in their capacities as a holder of a specific series (or group of series) of Units in a disproportionate and adverse manner, other than in a de minimus, non-economic respect, compared to the rights, obligations, powers and preferences specific to other Members in their capacities as the holders of either the same series of Units or to any other series of Units shall also require the prior written consent of Members holding at least 50% of the Units so disproportionately and adversely affected, provided further, however, that such consent will not be required for any such amendment, modification, supplement, restatement or waiver relating to the issuance of additional Series B Units in accordance with Section 3.6 or the creation of any additional series of Units with rights, powers or preferences senior to those of the Series A Units, pari passu to those of the Series B Units or subordinate to those of the Series B Units.

(b) Each Member other than the Sponsor irrevocably makes, constitutes and appoints the Sponsor as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any amendment, modification, supplement, restatement or waiver of any provision of this Agreement that has been approved in accordance with this Agreement; (ii) all agreements, instruments, certificates, filings or papers required or necessary to effect an IPO Exchange or as are otherwise required or necessary to facilitate a Qualified IPO in accordance with this Agreement, including any instruments related to any subscription by the Members in any IPO Issuer or as are otherwise identified in Section 7.7; (iii) all agreements, instruments, certificates, filings or papers required or necessary to facilitate Drag-Along Transaction in accordance with this Agreement; (iv) all conveyances and other instruments or papers required or necessary, to effect the dissolution and termination of the Company pursuant to the provisions of this Agreement; and (v) all other agreements, instruments,

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

certificates, filings or papers not inconsistent with the terms of this Agreement required to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, this Agreement or to effect or carry out another provision of this Agreement or which may be required by Law to be filed on behalf of the Company. With respect to each Member, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member and (y) shall survive the Disposition by such Member of all or any portion of the Units held by such Member.

12.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

12.7 Governing Law; Severability; Limitation of Liability.

(a) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the any Delaware Chancery Court located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of America or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any Employment Agreement, non-competition and confidentiality agreement or Award Agreement), and each party hereby irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 12.2. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.8 Confidential Information.

(a) Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that any of such Confidential Information may be disclosed (i) to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of equity interests in such Member or its Affiliates and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 12.8, “Representatives”), each of which Representatives shall be bound by the provisions of this Section 12.8 or substantially similar terms, and that such Member shall be responsible for a breach of this Section 12.8 by any of its Representatives as if such Representative were a party hereto; (ii) to the extent to which the Company consents in writing; (iii) by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; or (iv) by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided that, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure.

(b) Notwithstanding anything to the contrary in this Agreement, no Member other than the Sponsor shall be entitled to obtain from the Company or any other Member any information with respect to another Member or the terms of any other Member’s Units, including the number of Units held by any other Member holding Units.

(c) The obligations of a Member pursuant to this Section 12.8 will continue following the time such Person ceases to be a Member, but thereafter such Person will not have the right to enforce the provisions of this Agreement. Each Member acknowledges that disclosure of Confidential Information in violation of this Section 12.8 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, in order to compel specific performance of all of the terms of this Section 12.8.

12.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

12.10 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

12.11 Termination of Employment Arrangements. Each holder of Units acknowledges and agrees that this Agreement, and the legal relationships created hereby, will not prevent the termination of any Employment Agreement, employment arrangement or similar arrangement between such holder of Units and the Company or any of its Affiliates. Each holder of Units agrees that the termination by the Company or any of its Affiliates of any employment, consulting or independent contractor relationship with such holder of Units for any reason at any time will not be construed for any purpose to violate any duty or obligation of any other Member or Director under this Agreement.

[Signature Page Follows]

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the date first set forth above.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	TPG Accolade, L.P., its Sole Member

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President & Secretary

COMPANY SIGNATURE PAGE TO

NEXEO SOLUTIONS HOLDINGS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

TPG ACCOLADE, L.P.

By:	TPG VI AIV SLP SD, L.P., its general partner

By:	TPG GenPar VI, L.P., its general partner

By:	TPG GenPar VI Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President & Secretary

MEMBER SIGNATURE PAGE TO

NEXEO SOLUTIONS HOLDINGS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.6(b).

“Additional Member” means any Person that is not already a Member who acquires (i) a portion of the Membership Interests held by a Member from such Member or (ii) newly issued Membership Interests from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.6.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member. The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to each series of Units that are not Management Units and that portion of each Adjusted Capital Account attributable to Management Units.

“Affiliate” including the correlative term “Affiliated,” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a) of this definition, or (c) is a Relative of such specified Person or of an individual described in clauses (a) or (b) of this definition.

“Agreement” means this Limited Liability Company Agreement of the Company, as it may be further amended and restated from time to time.

“Assumed Tax Liability” is defined in Section 6.1(b).

“Award Agreement” means any grant agreement (including the Series B Unit Agreement and the Restricted Series A Unit Agreement) that the Company or any of its Subsidiaries enters into with respect to the issuance of restricted Series A Units, Series B Units or any other class of Units, in such form as is approved by the Board.

“Bankruptcy” or “Bankrupt” means (a) with respect to any Person, that such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading

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EXHIBIT A - PAGE 1

admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Blocker Corporation” is defined in Section 7.7(b).

“Board” is defined in Section 8.1.

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board;

(b) The Book Values of all properties shall be adjusted to equal their respective fair market values as reasonably determined by the Board in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution or in exchange for the performance of services to or for the benefit of the Company, (ii) the issuance of a new series of Series B Units, (iii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code) or (v) any other event to the extent determined by the Board to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided that, adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board reasonably determines that such adjustments would have a material effect on the relative Capital Account balances of the Members;

(c) The Book Value of property distributed to a Member shall be the fair market value of such property as reasonably determined by the Board;

(d) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704 1(b)(2)(iv)(m) and clause (g) of the definition of Profits and Losses or Section 6.2(b)(ix); provided, however, that Book Value shall not be adjusted pursuant to this clause (d) to

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LIMITED LIABILITY COMPANY AGREEMENT

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the extent the Board reasonably determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d);

(e) If the Book Value of property has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property in lieu of applicable federal income tax depreciation or amortization.

“Business Day” means, with respect to the recipient of any notice, any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Business Opportunity” is defined in Section 8.13(b).

“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.3.

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Chief Executive Officer” means the chief executive officer of the Company.

“Chief Financial Officer” means the chief financial officer of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Committee” is defined in Section 8.8.

“Conflicts Committee” is defined in Section 8.8.

“Company” means Nexeo Solutions Holdings, LLC, a Delaware limited liability company.

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company, its Subsidiaries or any of their respective representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a non-confidential basis prior to disclosure to the Member by the Company, its Subsidiaries or any of their respective representatives, (c) was or becomes lawfully available to the Member on a non-

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LIMITED LIABILITY COMPANY AGREEMENT

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confidential basis from sources other than the Company its Subsidiaries or any of their respective representatives, provided that, such Member does not know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information, or (d) is independently developed by such Member without the use of any such information received under this Agreement.

“Continuation Election” is defined in Section 11.1(b).

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Covered Person” means any D&O Covered Person or Sponsor Covered Person.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“D&O Covered Person” means (a) each current and former Director (solely in such Person’s capacity as a Director); (b) each current and former Officer (solely in such Person’s capacity as an Officer) and (c) each Person not identified in clause (a) or (b) of this definition who is or was a director, officer or employee of any subsidiary of the Company and who the Board expressly designates as a D&O Covered Person in a written resolution.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for federal income tax purposes with respect to property for such taxable year, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided that, if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Director” is defined in Section 8.1.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right

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LIMITED LIABILITY COMPANY AGREEMENT

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thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests is transferred or shifted to another Person.

“Drag-Along Transaction” means any of the following: (a) any consolidation, conversion, merger or other business combination involving the Company in which 80% or more of the Sponsor’s Series A Units held as of the date of this Agreement are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than an IPO Exchange; (b) a sale or transfer of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Disposition after payment or other satisfaction of liabilities and other obligations of the Company; or (c) the Disposition of 80% or more of the Sponsor’s Series A Units held as of the date of this Agreement, excluding any Dispositions made pursuant to Sections 7.3 or 7.7.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Eligible Units” is defined in Section 7.6(a).

“Equity Interests” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Expenses” mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a dispute or proceeding, including the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of an Indemnified Person in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts paid in settlement by an Indemnified Person or the amounts of judgments or fines against an Indemnified Person.

“GAAP” means United States generally accepted accounting principles.

“General Allocations” shall mean allocations of taxable income or loss pursuant to Section 6.3 other than Preferred Return Allocations and other than any special allocations under Section 6.3(b) resulting from the application of Section 704(c) to the initial contribution of assets to the Company as of the Effective Date.

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“HSR Act” means the Hart Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“Inclusion Notice” is defined in Section 7.6(c).

“Independent Director” shall mean an individual who would qualify as an “independent director” as defined under the then applicable listing requirements of the New York Stock Exchange (or successor exchange thereto) if the Company or any Member that owns more than 20% of the outstanding Membership Interests were the “issuer” for purposes of such listing requirements; provided, however, that (i) an individual’s service as a director or an advisory director (or in a similar capacity) of another portfolio company of a Member that owns more than 20% of the outstanding Membership Interests shall not disqualify such individual from serving as an Independent Director, and (ii) the Board shall be entitled to make the determination of independence under the New York Stock Exchange listing requirements and this definition and in doing so shall be entitled to consider all relevant facts and circumstances and make all determinations with respect to the various tests included in such listing requirements.

“IPO Exchange” is defined in Section 7.7(a).

“IPO Issuer” means (i) the Company or (ii) an Affiliate of the Company or a Subsidiary of the Company that will be a successor to the Company and the issuer in a Qualified IPO.

“IPO Securities” is defined in Section 7.7(a).

“IRS Notice” is defined in Section 10.11.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign, tribal or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” is defined in Section 11.1(a).

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

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“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Members’ Schedules” is defined in Section 3.7.

“Membership Interest” means the interest of a Member in the Company, which may be evidenced by Units or other interests, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Officer” is defined in Section 8.12.

“Percentage Interest” means, with respect to each Member, as of the time of determination, the quotient (expressed as a percentage) obtained by dividing the number of Units held by such Member by (b) the total number of Units outstanding.

“Permitted Transferee” means, with respect to any holder of Units, (i) the spouse of such holder, (ii) any trust, family partnership or limited liability company, the sole beneficiaries, partners or members of which are such holder or Relatives of such holder and (iii) the heirs of any deceased holder.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Pre-IPO Value” means the product of (a) the quotient obtained by dividing (i) the net proceeds to the IPO Issuer from a Qualified IPO (less the reasonably estimated expenses of such Qualified IPO to the IPO Issuer) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the Qualified IPO and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered Securities) that will be outstanding immediately after the Qualified IPO and (b) the difference between 100% and the percentage described in clause (a)(ii) of this definition.

“Profits” or “Losses” means, for each taxable year, each item of income, gain, loss and deduction entering into the Company’s taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (including, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments (without duplication):

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 7

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c) In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(f) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(g) To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(h) Any items that are allocated pursuant to Section 6.2(b) and (c) shall be determined by applying rules analogous to those set forth in clauses (a) through (g) hereof but shall not be taken into account in computing Profits and Losses.

“Publicly Offered Securities” is defined in Section 7.7(a).

“Purchased Percentage” is defined in Section 7.6(d)(ii).

“Purchased Series A Units” is defined in Section 7.6(d)(ii).

“Purchased Series B Units” is defined in Section 7.6(d)(ii).

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 8

“Qualified IPO” means any underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act or the consummation of a similar initial public offering by the IPO Issuer pursuant to a comparable process under applicable foreign securities laws which results in equity securities of the IPO Issuer being listed on a national securities exchange in the U.S. or another country.

“Regulatory Allocations” is defined in Section 6.2(c).

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of an individual described in clause (b) of this definition.

“Renounced Business Opportunity” is defined in Section 8.13(b).

“Representatives” is defined in Section 12.8.

“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Restricted Series A Units” means Series A Units to be issued to Members of the Company pursuant to a Restricted Series A Unit Agreement.

“Restricted Series A Unit Agreement” is defined in Section 3.2(b).

“Requested Series A Percentage” means, as of a specified date, the percentage determined by dividing (x) the Requested Series A Units by (y) the total number of outstanding Series A Units.

“Requested Series A Units” means (x) the aggregate number of Series A Units requested to be included in a Tag-Along Sale by all Series A Tag Offerees exercising their Series A Inclusion Rights plus (y) the number of Series A Units that the Sponsor propose to sell in a Tag-Along Sale.

“Requested Series B Units” means the aggregate number of Series B Units that are Eligible Units requested to be included in a Tag-Along Sale by all Series B Tag Offerees exercising their Series B Inclusion Rights.

“ROFR Closing Period” is defined in Section 7.4(d).

“ROFR Expiration Date” is defined in Section 7.4(b).

“ROFR Holder” is defined in Section 7.4(a).

“ROFR Holder Persons” is defined in Section 7.4(f).

“ROFR Notice” is defined in Section 7.4(a).

“ROFR Notice Date” is defined in Section 7.4(a).

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 9

“ROFR Offeror Holder” is defined in Section 7.4(a).

“ROFR Offer Price” is defined in Section 7.4(a).

“ROFR Offered Units” is defined in Section 7.4(a).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Inclusion Right” is defined in Section 7.6(c).

“Series A Tag Offeree” is defined in Section 7.6(c).

“Series A Unit Preference Amount” means, with respect to each Series A Unit, an amount equal to $1.00, decreased by all distributions made with respect to such Series A Unit pursuant to Section 6.1(c)(i) since the date of issuance of such Series A Unit. A separate determination of the Series A Unit Preference Amount will be made each time amounts are proposed to be distributed to the Members pursuant to Section 6.1 and will take into account all contributions and distributions that have been made with respect to each Series A Unit.

“Series A Unit Subscription Agreement” is defined in Section 3.2(b).

“Series A Units” is defined in Section 3.2(a).

“Series B Inclusion Right” is defined in Section 7.6(c).

“Series B Tag Offeree” is defined in Section 7.6(c).

“Series B Units” is defined in Section 3.2(a).

“Series B-1 Units” is defined in Section 3.2(f).

“Sponsor” means TPG Accolade, L.P., a Delaware limited partnership, and its transferees, successors and assignees of Membership Interests (including subsequent transferees, successors and assignees), in each case only if such person is a Member.

“Sponsor Covered Person” means (a) the Sponsor (including in its capacity as Tax Matters Member, if applicable) and (b) each of the Sponsor’s officers, directors, liquidators, partners, equityholders, managers and members, (c) each of the Sponsor’s Affiliates (other than the Company and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholder, managers and members and (d) any representatives, agents or employees of any Person identified in clauses (a)-(c) of this definition who the Board expressly designates as a Sponsor Covered Person in a written resolution.

“Sponsor Indemnitees” is defined in Section 9.1(e).

“Sponsor Indemnitors” is defined in Section 9.1(e).

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 10

“Sponsor Requested Series A Percentage” means the percentage determined by dividing (x) the aggregate number of Series A Units that the Sponsor proposes to sell in a Tag-Along Sale by (y) the total number of outstanding Series A Units then held by the Sponsor.

“Spousal Agreement” means the Spousal Agreement to be entered into between the Company and each spouse of a Member that is a natural person with an interest in the Membership Interests owned by such Member, in the form attached as Exhibit C or in such other form as approved by the Board.

“Subsequently Issued Series” is defined in Section 6.1(c)(ii).

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any direct or indirect Subsidiary is a managing member or manager.

“Substituted Member” means any Person who acquires all of the Membership Interests held by a Member from that Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.8.

“Tag-Along Offer” is defined in Section 7.6(a).

“Tag-Along Sale” is defined in Section 7.6(a).

“Tag-Along Transferee” is defined in Section 7.6(a).

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Distribution Date” is defined in Section 6.1(b).

“Tax Matters Member” is defined in Section 10.9.

“Third Party” means (i) with respect to any Member other than the Sponsor, any other Person (whether or not another Member) that is not Affiliated with such Member or a Permitted Transferee with respect to such Member or, if such Member is not the original holder of the related interest (such that Section 7.3(a)(i) applies), then with respect to the original holder of the related interest; and (ii) with respect to the Sponsor, any other Person (whether or not another Member) that is not Affiliated with the Sponsor.

“Third Party Offer” is defined in Section 7.4(a).

“Threshold Value” is defined in Section 3.2(f).

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 11

“Transaction Documents” means this Agreement and each Award Agreement.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Units” means the Series A Units and Series B Units, collectively, and any “Unit” shall refer to any one of the foregoing.

“Unvested Units” is defined in Section 3.2(d).

“Vested Units” is defined in Section 3.2(d).

“Withheld Amounts” is defined in Section 6.1(d).

“VCOC Amendment” is defined in Section 10.12.

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A - PAGE 12

EXHIBIT B

ADDENDUM AGREEMENT

This Addendum Agreement is made this      day of                         , 200__, by and between                                          (the “Transferee”) and Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Company executed and agreed to as of [            ] and effective as of the Effective Date, including all exhibits and schedules thereto (the “LLC Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units (each such person, a “Transferee”) must enter into an Addendum Agreement binding the Transferee and the Transferee’s spouse, if applicable, to the LLC Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse, if applicable, and the Units to be acquired by the Transferee as are imposed upon the Members under the LLC Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Units, the Transferee acknowledges and agrees as follows:

1. The Transferee has received and read the LLC Agreement and acknowledges that the Transferee is acquiring Units subject to the terms and conditions of the LLC Agreement.

2. The Transferee agrees that the Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the LLC Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the LLC Agreement to the same extent as if the Transferee were an original party to the LLC Agreement; provided, however, that the Transferee’s joinder in the LLC Agreement shall not constitute admission of the Transferee or the Transferee’s spouse, if applicable, as a Member unless and until the Transferee is duly admitted in accordance with the terms of the LLC Agreement. This Addendum Agreement shall be attached to and become a part of the LLC Agreement.

3. The Transferee hereby represents and warrants, with respect to the Transferee, as of the date hereof to the Company the matters set forth in Section 4.1 of the LLC Agreement and, if applicable, Section 4.2 of the LLC Agreement.

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B - PAGE 1

4. Any notice required as permitted by the LLC Agreement shall be given to the Transferee at the address listed beneath the Transferee’s signature below.

5. The Transferee is acquiring [Series A] [Series B-1] [            ] Units.

6. The Transferee irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as the Transferee’s true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of the LLC Agreement that has been approved in accordance with the LLC Agreement and (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of the LLC Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, the LLC Agreement or to effect or carry out another provision of the LLC Agreement or which may be required by Law to be filed on behalf of the Company. With respect to the Transferee, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of the Transferee and (y) shall survive the Disposition by the Transferee of all or any portion of the Units held by the Transferee.

7. [The spouse of the Transferee is aware of, understands and consents to the provisions of the LLC Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Transferee for any reason shall not have the effect of removing any Units subject to the LLC Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.]

8. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

[Signature Page Follows]

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B - PAGE 2

Transferee	Transferee’s Spouse
Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.8 of the LLC Agreement.

NEXEO SOLUTIONS HOLDINGS, LLC

By:

Printed Name and Title

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – SIGNATURE PAGE

EXHIBIT C

SPOUSAL AGREEMENT

The spouse of the Member executing the foregoing Limited Liability Company Agreement (the “LLC Agreement”) (or the counterpart signature page above) is aware of, understands and consents to the provisions of the foregoing LLC Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Units subject to the foregoing LLC Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

Name of Spouse:

NEXEO SOLUTIONS HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C